Exhibit 10.5

SAMCO CAPITAL MARKETS
A Division of Penson Financial Services, Inc.

AGREEMENT

        This agreement, dated August 4, 2005, (the “Agreement”) sets forth the terms and conditions under which SAMCO Capital Markets, a division of Penson Financial Services, Inc. (“SAMCO”), will provide consulting services to, and in certain circumstances serve as a Sponsoring Dealer (as defined below) for, Atlantic Bancshares, Inc., a South Carolina corporation and proposed bank holding company located in Bluffton, South Carolina (collectively, “ABI” or the “Company”) in connection with its subscription offering for 1,200,000 shares of Company’s common stock at a price of $10.00 per share (the “Subscription Offering”). The Subscription Offering will be made through the prospectus (the “Prospectus” including any preliminary prospectus) incorporated in a registration statement on Form SB-2 (together with any amendments thereto the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (“SEC”), by ABI and which ABI will provide to SAMCO. SAMCO and the Company are hereinafter referred to collectively as the “Parties”. All terms of this Agreement, including the fee arrangement, are subject to such changes, as any may be required by the National Association of Securities Dealers, Inc. (the “NASD”).

I.      SERVICES AND DUTIES

         (A)      Timetables

SAMCO will advise the management and Board of Directors of ABI on the establishment of a comprehensive plan for the development and execution of the Company’s Subscription Offering. SAMCO will assist the Company’s management in establishing a computer database that will enable the Company’s management and directors to gauge the progress of the Subscription Offering on a daily basis.

         (B)       Coordination of Media Campaigns

Media Announcements (Paid Advertising)
SAMCO will assist in preparing all layout and design work for the Company’s “tombstone” announcements, and will advise on placement and related marketing factors, such as location in newspaper, style of announcement, and announcement identification techniques. Any announcements or press releases will be subject to the approval by the Company and review by the Company’s counsel prior to dissemination.

         (C)       Marketing Overview

SAMCO will advise management (Monday through Friday, weekends if necessary) how best to coordinate all aspects of the Company’s selling efforts with respect to the Subscription Offering, including advice as to selling techniques which have been successful in other stock offerings. SAMCO will seek to make sure the Company’s management and directors are committed to the marketing campaign, as this is an essential point to a timely completion of the stock sale. Recommendations will be made on how to allocate each director’s fundraising responsibilities. Advice will be offered to all officers and directors as to selling techniques that will enable them to maximize their efforts. Included will be suggested form letters and notices. Investor meetings, including open houses, breakfast meetings, luncheon meetings, and cocktail receptions are the best settings for introducing the Company to potential investors.

         (D)       IRA KEOGH, Pension and Profit Sharing Suitability

SAMCO will work with the officers and management of the Company in processing all retirement account purchases of shares in the Subscription Offering through the various types of retirement accounts that potential investors may have already established. If potential investors wish to use retirement funds to invest in the Company’s stock, but do not have a retirement account established or have a custodian that will not process this type of transaction, then SAMCO will seek out those retirement custodians who will allow such a transaction and refer the potential investor to such retirement custodians.

         (E)       Staffing

During the term of this Agreement, SAMCO will provide the assistance of at least one Series 7 registered representative, or such other employees or representatives as may be appropriate to provide the services call for by this Agreement or otherwise provided by SAMCO to Company.

         (F)       Privacy Policy

SAMCO will not remove from Company any list that has been compiled by Company. All computer discs or hard copy lists of prospects, subscribers and shareholders, whether produced by Company, SAMCO or any of their respective employees, agents, representatives or affiliates, are and will remain the sole property of Company and will not be removed from the premises by SAMCO or any of SAMCO’s employees, agents, representatives or affiliates. Likewise, any and all information gained by or given to SAMCO and its employees, agents, representative or affiliates during the course of the Subscription Offering about Company, its business plan, financial projections, marketing strategies, organizers, Subscription Offering, and subscribers shall be and remain confidential, and neither SAMCO nor any of its employees, agents, representatives or affiliates shall disclose any such information to any other person, or utilize any such information for any purpose other than on Company’s behalf, without the prior written consent of Company.

         (G)       Sponsoring Dealer

Company intends to offer and sell shares of common stock of the Company (the “Shares”) in several states to be agreed upon by the Parties in accordance with such states’ “blue sky” regulations. The Parties understand that no Shares will be considered for registration by certain state securities regulators unless the application is “sponsored” by a registered dealer (the “Sponsoring Dealer”). If Company elects to register the Subscription Offering in states that require a Sponsoring Dealer, Company has the option of appointing SAMCO as its Sponsoring Dealer upon written notice to SAMCO and SAMCO’s consent. In such capacity, SAMCO will act as a Sponsoring Dealer for the account of Company in connection with effecting the public offer and sale of the Shares to residents of the states where SAMCO acts as a Sponsoring Dealer for Company after the Registration Statement’s effectiveness with the SEC and Company’s filing of the appropriate notice, fee and consent to service of process with the applicable states’ securities divisions. SAMCO will effect the sale of the Shares in each state on behalf of Company at the Subscription Offering price of $10.00 per share. Company acknowledges that SAMCO has not been nor will SAMCO be involved in the determination of the Subscription Offering price of the Shares.

As soon as practicable following the date on which the applicable state securities divisions where SAMCO is representing Company as its Sponsoring Dealer clears the Subscription Offering for sale, and continuing until the earlier of (i) such time as the Subscription Offering is terminated by Company or (ii) this Agreement is terminated by SAMCO or the Company. SAMCO shall serve as the Sponsoring Dealer for Company, SAMCO will not have any commitment to acquire any Shares for its own account or with a view to their distribution. SAMCO is acting as an agent, not as an underwriter, and SAMCO is not bound hereunder to purchase any Shares.

The Parties acknowledge that the Shares shall be offered and sold exclusively through certain employees, officers and directors of Company and with respect to offers and sales to residents in states where SAMCO is acting as the Sponsoring Dealer for Company, by SAMCO. The Parties also acknowledge that the Shares shall be sold by means of the subscription offer (the “Subscription Offer”) that is attached to and made part of the Prospectus.

SAMCO shall perform its duties pursuant to this agreement in compliance with all applicable federal and state securities laws, and shall solicit subscriptions for the Shares only by means of the Prospectus and only in such jurisdictions agreed to by the Parties and in which Company may make such offers and sales.

SAMCO shall not, and shall not permit its employees or agents to, make any statement or provide any information regarding the Subscription Offering or the Company or its subsidiary bank that is inconsistent with the information contained in the Prospectus.

II.     FEE ARRANGEMENT

(A)	SAMCO shall receive a fee of 3% of the gross proceeds received by Company from the Subscription Offering at the final closing, net of Subscription Offers received from the current or proposed directors, officers, and other key investors named on Schedule II(A) of this Agreement. For the purposes of this Agreement, a closing shall be deemed to have occurred when funds are received by the Company as a result of such closing.

(B)	SAMCO will be paid the sum of $15,000 upon the effectiveness of this Agreement, as provided in Section III hereof. On the 28th day after the Effective Date and for each four week period thereafter, SAMCO will be paid the sum of $15,000 (due at the commencement of each new four week period) for the term of this Agreement or until the Agreement is terminated as provided herein. The fee paid at the final closing (as contemplated by Section II(A)) will be reduced by the aggregate of the fees paid to SAMCO pursuant to this Section II(B).

(C)	ABI agrees to reimburse reasonable expenses of SAMCO in connection with this assignment. These expenses will be presented to the Company at regular intervals. Attachment A, a part of this Agreement, defines the reimbursement policy to be followed. Without prior written consent of ABI, total expenses per month will not exceed $5,000 for the use of one on-site consultant and $8,000 for two on-site consultants. Notwithstanding any other provision of this Agreement, including, without limitation, Section III hereof, the Company will pay all third party expenses, including marketing and advertising, catering and facilities, printing and reproduction, and legal costs (including blue sky registrations and 2710 filings).

(D)	If Company elects to engage SAMCO as a Sponsoring Dealer, Company shall pay SAMCO an additional engagement fee of $10,000 for the first state and a $2,500 fee for each additional state requiring a Sponsoring Dealer.

III.   EFFECTIVENESS OF AGREEMENT

(A)	This Agreement shall become effective on the date that SAMCO receives NASD approval of this Agreement and shall end 90 days thereafter. This Agreement may be extended at the Parties’ mutual discretion. However, (i) this Agreement may be terminated at any time, whether at the end of its term or otherwise, at the option of SAMCO or the Company upon ten (10) days written notice to the other, and (ii) notwithstanding the termination of this Agreement at the end of its term or otherwise, SAMCO’s and the Company’s agreements, representatives and warranties under Sections IV and V below, respectively, and the indemnification and contribution agreements and obligations of the Parties under Section VI below, shall remain in full force and effect following any such termination except to the extent that they are expressly terminated by an agreement in writing between SAMCO and the Company.

IV.     SAMCO’S COVENANTS, REPRESENTATIONS AND WARRANTIES

SAMCO hereby makes the following covenants, representations and warranties with and to Company, with the understanding that Company will rely on the same in entering into this Agreement.

(A)	SAMCO is registered as a broker-dealer under applicable federal and state law (including South Carolina and the other states in which SAMCO may serve as the Sponsoring Dealer), is a member in good standing of NASD and has met and will continue to meet all registration, licensing, financial and reporting requirements it is required to meet under applicable federal and state laws and regulations in order to provide the services SAMCO has agreed to provide, or that SAMCO contemplates that it will provide, to Company under this Agreement or otherwise in connection with the Subscription Offering. SAMCO will file this Agreement with the NASD through COBRADesk and use its best efforts to obtain approval from the NASD for its role in the Subscription Offering.

(B)	Each employee, agent, representative or affiliate of SAMCO that provides any services to Company under this Agreement or otherwise in connection with the Subscription Offering will, at the time of providing those services, meet all registration and licensing requirements required to be met under applicable federal and state laws and regulations in order to provide those services.

(C)	SAMCO will not provide any service or engage in any activity, and it will not permit SAMCO or any of its or SAMCO’s employees, agents, representative or affiliate to provide any service or engage in any activity, whether pursuant to this agreement or otherwise in connection with the Subscription Offering, for which it does not have in effect all registrations, licenses and approvals necessary to cause that service or activity to comply with applicable federal and state laws and regulations.

(D)	SAMCO agrees that any employees, agents or representatives of any of SAMCO or any of SAMCO’s other affiliates which provide any services to Company under this agreement or otherwise in connection with the Subscription Offering will be considered, for purposes of SAMCO’s agreements, representations, warranties and obligations under this Agreement to also be employees, agents, or representatives of SAMCO.

(E)	Notwithstanding anything contained in this Agreement to the contrary, the terms and conditions of the Subscription Offering as described in the Company’s Prospectus shall control the conduct of the Subscription Offering, and neither SAMCO nor any of its respective employees, agents, representatives or affiliates shall take any action in connection with the Subscription Offering contrary to those terms and conditions.

(F)	In connection with or during the course of the Subscription Offering, neither SAMCO nor any employee, agent, representative or affiliate of SAMCO will make any representation or provide any information to any subscriber or potential subscriber for the Shares other than the representations and information contained in the Prospectus or other information specifically approved by the Company’s President.

(G)	During the course of the Subscription Offering, only the directors or officers of the Company are authorized to receive or accept from a subscriber any Subscription Offer and/or payment. In the event that any Subscription Offer or payment comes into the possession of SAMCO or any of its respective employees, agents, representatives or affiliates, it or he will immediately deliver the same to an officer or director of the Company for transmittal to the Company’s escrow agent.

(H)	This Agreement does not create an exclusive arrangement for SAMCO to provide services to the Company, and nothing in this Agreement shall preclude the Company from contracting or entering into an arrangement with any other sales agent, consultant, broker-dealer or other person for such other person or entity to provide services to the Company as agent in the Subscription Offering and to receive compensation from the Company in connection with the Subscription Offering.

(I)	This Agreement has been duly and validly authorized, executed and delivered by SAMCO and is a valid and binding agreement and obligation of SAMCO.

V.    ABI’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Company hereby makes the following covenants, representations and warranties with and to SAMCO, with the understanding that SAMCO will rely on the same in entering into this Agreement.

(A)	An application has been duly filed with the South Carolina Commissioner of Financial Institutions (the “Commissioner”) for approval of to charter a bank under the laws of the State of South Carolina (the “Bank”). The Company currently is not aware of any reason why the Bank’s application will not be approved by the Commissioner.

(B)	An application has been duly filed with the Federal Deposit Insurance Corporation (“FDIC”) for approval of federal deposit insurance for the Bank’s deposit accounts, and approval of that application is pending. The Company currently is not aware of any reason why the Bank’s application will not be approved by the FDIC.

(C)	The Subscription Offering will be registered under the Securities Act of 1933 (the “1933 Act”). The conditions for use of Form SB-2, as set forth in the General Instructions thereto, have been satisfied by the Company.

(D)	The Company will not solicit or accept a Subscription Offer from a resident of any state unless it shall have determined to its satisfaction, based on the advice of its legal counsel, that an offer of a subscription for shares of the Company’s common stock is registered or qualified under the securities laws of that state.

(E)	During the course of the Subscription Offering, all funds received by the Company from subscribers shall be held in an escrow account as described in the Prospectus and, following receipt by the Company, each Subscription Offer received, together with funds for the purchase of shares covered thereby, shall be transmitted promptly by the Company to its escrow agent.

(F)	If SAMCO is required to make any filings with the NASD or any applicable state securities divisions where SAMCO is acting as the Sponsoring Dealer for the Company in connection with this Subscription Offering, the Company will apply its best efforts to cooperate with SAMCO. The Company covenants that it will not commence the Subscription Offering in any states where SAMCO is representing it as its Sponsoring Dealer until such time as SAMCO has received any required approvals from the applicable state securities division.

(G)	The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to conduct its business as it is currently being conducted and to own its assets. In addition, this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement and a legally enforceable obligation of the Company.

(H)	The Company has all requisite power and authority to issue, sell and deliver the Shares in accordance with and upon the terms and conditions described in the Registration Statement and the Prospectus. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares in accordance with such terms and conditions has been validly and sufficiently taken. The Shares, when delivered and paid for as described in the Registration Statement and the Prospectus, will be duly and validly issued and outstanding, fully paid and nonassessable, will not be issued in violation of or subject to any preemptive or similar rights, and will conform to the description thereof in the Registration Statement and the Prospectus.

(I)	The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus do not and will not (i) conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company, or (ii) constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the charter or by-laws of the Company, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, permit or any other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or any of its properties which conflict, creation, imposition, breach, violation or default would have either singly or in the aggregate a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company. No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act and such as may be required under state securities laws or Interpretations or Rules of the NASD in connection with the SAMCO services provided hereunder.

(J)	At the time of filing, the Registration Statement and any Prospectus will (i) comply in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder and (ii) not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by SAMCO expressly for inclusion in the Prospectus (such information referred to herein as the “SAMCO’s Information”).

(K)	At the closing, the Company will furnish to SAMCO such opinions of counsel and other documents and certificates as SAMCO may reasonably request and are customary in transactions of this nature in form and substance reasonably satisfactory to the Company, SAMCO and their respective counsel.

VI.   INDEMNIFICATION AND CONTRIBUTION

(A)	The Company agrees to indemnify and hold harmless SAMCO, its directors, officers, employees and agents, and each person, if any, who controls SAMCO within the meaning of the 1933 Act against any and all losses, claims, damages, liabilities and expenses (including costs of investigation and reasonable attorneys’ fees and expenses), joint or several, arising out of or based upon (i) the terms of this Agreement, except to the extent that any such loss, claim, damage, judgment, assessment, cost or any other liability, or related expense, is found in a final judgment by a court of competent jurisdiction to have resulted from (x) the willful misconduct or gross negligence of SAMCO in the performance of its obligations hereunder or (y) any actions on the part of SAMCO or any of its employees, agents, representatives or affiliates that constitute violations of applicable federal or state laws or regulations; (ii) any untrue statement or alleged untrue statement of a material fact made by the Company contained in Section V of this Agreement (or any certificate delivered by the Company pursuant hereto) or the Registration Statement, any Prospectus, or in any amendment or supplement thereto; (iii) any blue sky application or other document executed by the Company or based upon written information furnished by the Company and filed in any state or other jurisdiction in order to qualify any of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”); (iv) any omission or alleged omission to state a material fact in the Registration Statement, or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application required to be stated therein or necessary to make the statements therein not misleading; (v) any actions on the part of the Company or any of its directors, employees, agents, representatives or affiliates (other than SAMCO or its employees, agents, representatives or affiliates) that constitute violations of applicable federal or state laws or regulation; or (vi) the enforcement of this indemnification provision or the contribution provisions of this Section VI; and shall reimburse each such indemnified party for any legal or other expenses as reasonably incurred, but in no event less frequently than 30 days after each invoice is submitted, incurred by them in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or allegation thereof that has been made therein or omitted therefrom in reliance upon and in conformity with the SAMCO Information or any actions on the part of SAMCO or any of its employees, agents, representatives or affiliates that constitute violations of applicable federal or state laws or regulation. The foregoing indemnity agreement is in addition to any liability the Company may otherwise have to any such indemnified party, but it is not intended that any such indemnified party shall be entitled to duplicate recovery hereunder.

(B)	SAMCO agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act, to the same extent as required by the foregoing indemnity from the Company to SAMCO, but only with respect to the SAMCO Information and any actions on the part of SAMCO or any of its employees, agents, representatives or affiliates that constitute violations of applicable federal or state laws or regulation. The foregoing indemnity agreement is in addition to any liability which any SAMCO may otherwise have to any such indemnified party, but it is not intended that any such indemnified party shall be entitled to duplicate recovery hereunder

(C)	If any action or claim shall be brought or asserted against any indemnified party or any person controlling an indemnified party in respect of which indemnity may be sought from the indemnifying party, such indemnified party or controlling person shall promptly notify the indemnifying party in writing, enclosing copies of al papers served on or delivered to such indemnified party and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such paragraph, and further, shall only relieve it from liability under such paragraph to the extent prejudiced thereby. Any indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or such controlling person unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party or such controlling person and the indemnifying party and such indemnified party or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party or controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or such controlling person) it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time and for all such indemnified party and controlling persons, which firm shall be designated in writing by the indemnified party. Each indemnified party and each controlling person, as a condition of such indemnity, shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if there shall be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(D)	An indemnifying party shall not, without the prior written consent of each indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnity may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of the 1933 Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes a release, reasonably satisfactory to each indemnified party named in such claim, action, suit or proceeding, of each such indemnified party and each controlling person from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement with each indemnified party named in such claim, action, suit or proceeding, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not alter the right of any indemnified party or controlling person to indemnification or contribution as provided in this Agreement.

(E)	If the indemnification provided for in this Section VI is unavailable or insufficient to hold harmless an indemnified party under paragraphs (A), (B), (C) or (D) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and SAMCO on the other from the Subscription Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and SAMCO on the other in connection with the statements or omissions or any actions that constituted material violations of applicable federal or state laws or regulation that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and SAMCO on the other shall be deemed to be in the same proportion as the total net proceeds from the Subscription Offering (before deducting expenses) received by the Company, as set forth on the cover page of the Prospectus, bear to the total compensation received by SAMCO. The relative fault of the Company on the one hand and of SAMCO on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by SAMCO and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and SAMCO agree that it would not be just and equitable if contribution pursuant to this paragraph (E) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the first sentence of this paragraph (E) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (E), SAMCO shall not be required to contribute any amount in excess of the amount of the net proceeds received by SAMCO under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this paragraph (E), each person who controls SAMCO within the meaning of the 1933 Act shall have the same rights to contribution as SAMCO, and each person who controls the Company within the meaning of the 1933 Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company subject in each case to the preceding sentence. The obligations of the Company under this paragraph (E) shall be in addition to any liability which the Company may otherwise have and the obligations of SAMCO under this paragraph (E) shall be in addition to any liability that SAMCO may otherwise have, but it is not intended that any such indemnified party shall be entitled to duplicate recovery hereunder.

(F)	The indemnity and contribution agreements contained in this Section VI and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any SAMCO or any person controlling an SAMCO or by or on behalf of the Company, or its directors or officers (or any person controlling the Company), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor of SAMCO or of the Company (or of any person controlling an SAMCO or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section VI.

VII. OTHER TERMS

(A)	The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

(B)	This Agreement may not be amended or modified except in writing signed by each of the Parties hereto and shall be governed by and construed in accordance with the laws of the State of Texas. Each of the Parties hereto expressly waives all right to trial by jury in any action or proceeding arising out of this Agreement.

[Signature page follows]

        The undersigned agree to the terms and conditions as outlined in this Agreement.

/s/ Joseph R. Mannes
Joseph R. Mannes, Managing Director
SAMCO Capital Markets
A Division of Penson Financial Services, Inc.

/s/ Robert P. Trask
Robert P. Trask
President and Chief Executive Officer
Atlantic Bancshares, Inc.
P.O. Box 3077
Bluffton, SC 29910

Date: August 4, 2005

ATTACHMENT A

MEALS

Up to $35 a day per person with receipts attached to expense reports.

MILEAGE/AIRFARE

$.40 per mile on direct business related travel with personal cars. All mileage is to be logged on a daily basis on expense reports. Local travel to and from the Company’s office is not reimbursable. When traveling by air, the lowest cost available will be used.

LODGING

The lowest cost alternative to the Company will be used commensurate with safety and cleanliness for our staff

SCHEDULE II(A)

The proceeds from subscriptions paid by the following current or proposed directors, officers, and other key investors will be excluded from the calculation of the fee paid by the Company to SAMCO under Section II (A) of the Agreement:

•	Gary C. Davis
•	Timothy C. King
•	Frederick Anthony Nimmer, III
•	Robyn Josselson Shirley
•	Mark S. Simpson
•	Brian J. Smith, DMD
•	Robert P. Trask
•	Allen B. Ward
•	Edgar L. Woods
•	Additional investors mutually acceptable to the Company and SAMCO to be identified hereafter. The Company and SAMCO agree that the total gross proceeds from the investors excluded under this Schedule II(A) will not exceed $2 million.